Exhibit 11

                                                SONAT INC. AND SUBSIDIARIES
                                             COMPUTATION OF EARNINGS PER SHARE
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                                                                                                Three Months
                                                                                               Ended March 31,
                                                                                  1995                       1994
                                                                                            (In Thousands Except
                                                                                             Per-Share Amounts)
           Primary Earnings Per Share(1)

Net Income                                                                      $37,617                    $49,610
                                                                                =======                    =======


Common Stock and Common Stock Equivalents:

    Weighted Average Number of Shares
       of Common Stock Outstanding                                               86,352                     87,177
    Common Stock Equivalents Applicable
       to Outstanding Stock Options                                                 747                        947
                                                                                -------                    -------

    Weighted Average Number of Shares
       of Common Stock and Common Stock
       Equivalents Outstanding                                                   87,099                     88,124
                                                                                =======                    =======



Primary Earnings Per Share                                                      $   .43                    $   .56
                                                                                =======                    =======




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(1)    This  calculation  is submitted in accordance  with  Regulation  S-K Item
       601(b)(11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%. For this reason, the primary earnings per share amounts shown for both periods do not agree with primary earnings per share shown on the Condensed Consolidated Statements of Income in Part I.



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